UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2017

PRA Health Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36732	46-3640387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612

(Address of Principal Executive Offices) (Zip Code)

(919) 786-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective December 28, 2017, Pharmaceutical Research Associates, Inc., a Virginia corporation (“PRA”) and a wholly-owned subsidiary of PRA Health Sciences, Inc. (the “Company”), entered into a First Amendment and Second Joinder Agreement (the “Amendment”) to the Credit Agreement, dated as of December 6, 2016 (as amended prior to the date of the Amendment, including by the Joinder Agreement (the “Joinder”) dated as of September 6, 2017, the “Credit Agreement”), by and among the Company, PRA, as the borrower, each lender from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swingline lender.

Pursuant to the Amendment, PRA received new revolving credit commitments in aggregate principal amount of $100,000,000, on terms identical to those applicable to the existing revolving credit facility under the Credit Agreement. Further, pursuant to the Amendment, the Credit Agreement was amended to provide a new tranche of term loans (the “Replacement Term Loans”) in an aggregate principal amount of $601,562,500, the proceeds of which were used to refinance and replace in full the existing tranche of initial term loans outstanding prior to the effectiveness of the Amendment. The existing tranche of Series A term loans created pursuant to the Joinder was not modified by the Amendment and remains outstanding.

Under the terms of the Amendment, the Replacement Term Loans mature on December 6, 2021 and bear interest at a rate equal to LIBOR or the adjusted base rate (“ABR”), plus an applicable margin based on the ratio of total indebtedness to EBITDA, ranging from 1.00% to 2.00%, in the case of LIBOR rate loans, and 0.00% to 1.00%, in the case of ABR rate loans. The Replacement Term Loans will amortize in equal quarterly installments of an aggregate annual amount equal to 2.5% of the original principal amount of the Replacement Term Loans, with any remaining balance payable at maturity. Additionally, the Amendment modified the definition of “Permitted Investments” and refreshed the capacity for incremental credit facilities under the Credit Agreement. Other than with respect to the applicable interest rate, amortization schedule, permitted investments and incremental credit facilities, all terms and conditions applicable to the Replacement Term Loans, including provisions governing mandatory and voluntary prepayments, affirmative and negative covenants and events of default and related penalties, are substantially the same as the terms and conditions contained in the Credit Agreement, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2016 (the “December 2016 8-K”).

Additionally, PRA Holdings, Inc., a wholly-owned subsidiary of the Company, intends to redeem all $91,441,000 of its outstanding 9.5% senior notes due 2023, on December 29, 2017.  We expect to fund the redemption, including applicable premiums and related fees and expenses, with borrowings under the Company’s revolving credit facility and cash on hand.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1*

First Amendment and Second Joinder Agreement, dated as of December 28, 2017, by and among Pharmaceutical Research Associates, Inc. (the “Borrower”), PRA Health Sciences, Inc., each of the subsidiaries of the Borrower from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent and other agents and lenders party thereto.

*	Filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

10.1*

First Amendment and Second Joinder Agreement, dated as of December 28, 2017, by and among Pharmaceutical Research Associates, Inc. (the “Borrower”), PRA Health Sciences, Inc., each of the subsidiaries of the Borrower from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent and other agents and lenders party thereto

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.
(Registrant)

By:	/s/ Charles H. Munn, Jr.
	Name:	Charles H. Munn, Jr.
	Title:	Executive Vice President and General Counsel

Date: December 29, 2017